EXHIBIT 32

CERTIFICATION

The undersigned, as the chief executive officer and the chief financial officer of C&F Financial Corporation, respectively, certify that to the best of their knowledge the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of C&F Financial Corporation at the dates and for the periods indicated. The foregoing certification is made solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date:	March 12, 2004	/s/ Larry G. Dillon

Chief Executive Officer

Date:	March 12, 2004	/s/ Thomas F. Cherry

Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to C&F Financial Corporation and will be retained by C&F Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.